UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 22, 2012

PREMIER HOLDING CORP.

(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

32 Journey, #250, Aliso Viejo, CA 92656

(Address of principal executive offices)

4705 West Addisyn Court, Visalia, CA 93291

(former name or former address, if changed since last report)

(888) 766-8311

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Premier Holding Corp. (the “Company”) sold 1,000,000 shares of common stock to one accredited investor for $250,000. There was no underwriter, no underwriting discounts or commissions, no general solicitation, no advertisement, and resale restrictions were imposed by placing a Rule 144 legend on the certificates. The persons who received securities have such knowledge in business and financial matters that he/she/it is capable of evaluating the merits and risks of the transaction. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINICIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 22, 2012, Premier Holding Corp. (the “Company”) appointed Kevin B. Donovan to serve as Chief Executive Officer of the Company’s wholly-owned subsidiary, WEPOWER Ecolutions Inc. Concurrently, Mr. Donovan was asked to join the board of directors of Premier Holding Corp. Mr. Donovan is expected to make a significant contribution to the Company’s second line of business as an energy services company and integrator of clean energy solutions, that offer clean technology products and services to commercial markets and developers and management companies of large scale residential developments. The Company’s second line of business expects to deliver green solutions, branded specifically by the business as "ecolutions", which include best of class alternative energy technologies in wind power turbines,, solar power systems, energy efficient smart lighting controls for street lighting, outdoor and indoor lighting systems, energy and power control management systems for cell towers, refrigeration systems, fuel reduction solutions for transportation and other technologies specific to its market. Additional integrated business offerings will include direct energy services as power purchase agreements, eco energy asset capital management financing and leasing programs for solar and wind powered generation programs for solar and wind farms..

The Company’s wholly-owned subsidiary, WEPOWER Ecolutions Inc. signed an employment agreement with Mr. Donovan that provides for an annual base salary of $120,000, specified expense reimbursement, and other benefits. A copy of the Employment Agreement of Kevin Donovan dated February 22, 2012 is filed as Exhibit 10.4 to this report. At present, directors of the Company serve without compensation. In future periods, the Company anticipates creating a stock and stock option plan to compensate persons, including directors, who have substantial responsibility for the management and growth of the Company and its affiliates.

Kevin Donovan, age 49, Director and CEO of WEPOWER Ecolutions Inc. Mr. Donovan has 25+ years specializing in technology, retail, food service, hospitality, gaming, sports marketing, interactive entertainment and new media markets. Mr. Donovan has co-founded and served as Chairman, Director, CEO and President of public and private companies during the startup, growth and turnaround phases of the company's lifecycle, with an emphasis in the creation of value in challenging environments. From 1994 to date, Mr. Donovan has been the co-founder and Senior Vice President of Saint Andrews Golf Corporation Las Vegas; the creator and Senior Vice President of the All-American SportPark Las Vegas, Callaway Golf Center, Major League Baseball Slugger Stadium, NASCAR SpeedParks, Pepsi AllSport Arena, Boston Garden Experience; Director of Dirt Motorsports; Director of Brand Image for the Salt Lake 2002 Winter Olympics and 2002 Paralympics Organizing Committees; CEO, President and Director of Smoothie King Franchises, Inc.; Managing Director, Vice President of Fotoball USA/K2; co-founder and President of Bluetorch Online Games/ Planetwide Games, Inc./ MashON; CEO and Interim Co-Chairman of Electronic Game Card, Inc.; co-founder and Director of WePower, LLC Renewable Energy Solutions; Director, Consultant R66T WiFi/YMAX Digital Media Networks; Consultant to HAVI Global Solutions/The Marketing Store; co-founder and Chief Strategy Officer to Jellyfish LLC Intelligence; President VitaminSpice, Inc.; Board Member, Consultant and Strategist for a Director of T.J. Martell Foundation; Consultant and Strategist for Director of RES Interactive /Tootsville.com. Education; Associate Arts Degree from St. Paul College and Augsburg College.

Electronic Game Card, Inc. filed a voluntary petition under Chapter 7 of the Bankruptcy Code while Mr. Donovan was serving as CEO and Interim Co-Chairman. See United States Bankruptcy Court, District of Nevada, Las Vegas Division, Case No. 10-128366. Mr. Donovan was named as one of several defendants in a purported class action proceeding for federal securities law violations against Electronic Game Card, Inc. in the United States District Court, Central District of California, Case No. 8:10-cv-00252-DOC. Section 10(b) and Rule 10b-5 claims against Donovan were Dismissed with a leave to amend in 2011. Motions to Dismiss the Consolidated Third Amended Complaint are under submission with the Court.

On February 24, 2012, two of the Company’s directors, Jack Gregory and Jasmine Gregory, submitted their resignations as directors of the Company. As such, Kevin Donovan is the sole director of the Company. Jack Gregory will continue to serve as the Premier Holding Corp. Chief Executive Officer and Jasmine Gregory will continue to serve as the Company’s Chief Financial Officer and Secretary. The resignation of Jack Gregory and Jasmine Gregory as directors was not because of any disagreement with management or the board concerning accounting practices, policies, or procedures.

ITEM 8.01 OTHER EVENTS

Effective February 29, 2012, Premier Holding Corp. (the “Company”) will relocate its principal executive offices from 4705 West Addisyn Court, Visalia, CA 93291 to 32 Journey, #250, Aliso Viejo, CA 92656. The telephone number will be (888) 766-8311 and facsimile number will be 800-291-7239.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits:

Exhibit	Description

10.4	Employment Agreement of Kevin Donovan dated February 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORP.

	By:	/s/ Jack Gregory
Jack Gregory,
Chief Executive Officer
Date: February 29, 2012

Exhibit List

10.4	Employment Agreement of Kevin Donovan dated February 22, 2012